 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 28, 2017
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in its Charter)

Maryland (Brixmor Property Group Inc.)	001-36160	45-2433192
Delaware (Brixmor Operating Partnership LP)	333-201464-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Lexington Avenue
New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 28, 2017, the Board of Directors (the “Board”) of Brixmor Property Group Inc. (the “Company”) approved and adopted an amendment to Article XIV of the Company’s Bylaws to provide that the Bylaws may be amended, altered or repealed, or new Bylaws may be adopted, by the affirmative vote of holders of shares of the Company representing not less than a majority of all votes entitled to be cast on the matter at a meeting of stockholders duly called and at which a quorum is present.

The foregoing summary of the amendment to the Bylaws is qualified in its entirety by reference to the copy of the Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On March 1, 2017, Brixmor Operating Partnership LP (the “Operating Partnership”), an indirect subsidiary of the Company, priced the previously announced offering (the “Offering”) of $400,000,000 aggregate principal amount of 3.900% Senior Notes due 2027 (the “Notes”). The Notes will be issued at 99.009% of par value with a coupon of 3.900%. Interest on the Notes is payable semi-annually on March 15 and September 15 of each year, commencing September 15, 2017. The Notes will mature on March 15, 2027. The Offering is expected to close on March 8, 2017, subject to customary closing conditions. The Operating Partnership expects to use the net proceeds from the Offering to repay outstanding indebtedness under its $1.25 billion unsecured revolving credit facility and for general corporate purposes.

In connection with the Offering, the Operating Partnership entered into an underwriting agreement, dated March 1, 2017 (the “Underwriting Agreement”), among the Operating Partnership and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and agreements by the Operating Partnership, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Operating Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is a summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Offering of the Notes was made pursuant to a shelf registration statement on Form S-3 (File Nos. 333-201464 and 333-201464-01), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on January 13, 2015. A preliminary prospectus supplement, dated March 1, 2017, relating to the Notes and supplementing the prospectus was filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

Item 9.01     Financial Statements and Exhibits
(d)     The following exhibits are attached to this Current Report on Form 8-K

3.1	Amended and Restated Bylaws of Brixmor Property Group Inc.

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

99.1
Underwriting Agreement, dated March 1, 2017, by and among Brixmor Operating Partnership LP and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: March 3, 2017	BRIXMOR PROPERTY GROUP INC.

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary Inc., its sole member

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Brixmor Property Group Inc.

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

99.1
Underwriting Agreement, dated March 1, 2017, by and among Brixmor Operating Partnership LP and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein